Digidev Group Appoints Media Industry Veteran to Board

LOS ANGELES, CA--(Marketwire -07/11/12)- The Digital Development Group Corp. (DIDG) ("Digidev," "Digidev Group" or the "Company"), a development stage company aiming to offer an in-depth portfolio of content for Internet TV distribution, is pleased to announce Mr. Bryan Subotnick as the latest welcome addition to its Board of Directors.

Mr. Subotnick, age 48 is the CEO of NYCe PLAy, LLC, a Los Angeles Based developer of Smartphone Applications. Mr. Subotnick has also been an active investor in a variety of companies including a telecommunications service provider and several internet start-ups in the entertainment and advertising industries. Mr. Subotnick is a consultant to Metromedia, a privately held company that sold its media assets to form the Fox Television Networks and also owned a majority stake in Orion Pictures. From 1995 to 2004, Mr. Subotnick was Executive Vice President of Big City Radio, a Los Angeles based owner of radio stations, where he helped grow the company from 4 regional stations to 16 national stations and to become listed on the American Stock Exchange. While at Big City Radio, Mr. Subotnick managed many aspects of company operations, including acquisitions, programming, budgeting and client relations, and assisted in raising over $33 million in the company's IPO and $174 million in a public debt offering. From 1994 to 1995, Mr. Subotnick was Vice President and General Counsel of Papamarkou & Company, an SEC registered asset management company based in New York City. Mr. Subotnick was a founder and general partner of Shanker & Subotnick, an entertainment law firm. Mr. Subotnick received his Bachelor of Science in Finance from Syracuse University, and his Juris Doctor from the Brooklyn Law School.

"I have known Bryan for years and am extremely pleased to welcome him to our Board," stated Martin W. Greenwald, CEO of Digidev. "Our previous mutual work history plus his extensive industry experience combined with the extraordinary business network he brings to the Company will be an invaluable asset as we enter into a period of rapid growth."

Mr. Subotnick comments, "The Digital Development Group is in the right place at the right time to capture a unique and defensible niche in the growing Internet Television Industry. I have already been working with the team extensively in order to develop this opportunity and I am happy I can now join in an official capacity."

"What makes Bryan's addition to the board unique is that his perspective as a technology entrepreneur combined with his and his family's roots in the media industry give him a unique knowledge base to help us navigate the exploding industry that is 'Over the Top' Television (OTT)," stated Joe Q. Bretz president of Digidev. "Bryan's intent is to be very active in helping us capture the opportunity in the space as we see it," continued Mr. Bretz.

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information, visit our website at: www.digidev.com.

About The Digital Development Group Corp. (DIDG)
The company was founded by CEO Martin W. Greenwald and President Joe Q. Bretz, who have extensive experience in the entertainment industry. Mr. Greenwald oversaw Image Entertainment Inc. as Chairman of the Board from $1 million in revenues to over $120 million in revenues per year, while Mr. Bretz started working on various media start-ups in Silicon Valley during the dot com boom in the late 90s, his experience has ranged from a feature film producer to a high tech incubator. Bretz and long time technology partner Richard Verdoni, the company's CTO, have been working on this technology in various formats for over 6-years. Given Greenwald's success in licensing content and Bretz and Verdoni's technological know how, the company is well positioned to be a leader in the Internet television revolution.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, reference to new technologies, software and sales methods as well as financial projections for the size of the internet TV market. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Brad Long
Oceanview IR Services, Inc.
Tel: 1-888-906-6427
investors@digidev.com
www.digidev.com